PROXY STATEMENT
PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Schedule 14A
(Amendment No. 1)

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material pursuant to Section 240.14a-12
INX Inc.
(Name of Registrant as specified in its Charter)
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐       Fee paid previously with preliminary materials
☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

6401 Southwest Freeway
Houston, Texas 77074
AMENDMENT TO
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 12, 2009
This document is an amendment to our Proxy Statement dated April 1, 2009 and furnished in connection with the Annual Meeting of Stockholders of INX Inc., which will be held at our offices located at 6401 Southwest Freeway, Houston, Texas, on Tuesday, May 12, 2009, at 10:00 a.m.
EXPLANATORY STATEMENT
Due to a typographical error, the disclosure of Mr. Brian Fontana’s 2008 salary in the “Narrative Disclosure to Summary Compensation Table” on page 21 of the Proxy Statement was reported as $2242,000. The correct amount is $242,000. The other information in the Proxy Statement is unchanged. This amendment does not reflect events occurring after April 1, 2009.